Exhibit 99.1

Rezolute Announces Proposed Public Offering of Common Stock and Pre-Funded Warrants, and a Concurrent Registered Direct Offering

REDWOOD CITY, Calif., October 12, 2021 (GLOBE NEWSWIRE) – Rezolute, Inc. (Nasdaq: RZLT) (“Rezolute” or the “Company”), a clinical-stage biopharmaceutical company developing transformative therapies for metabolic diseases associated with chronic glucose imbalance, today announced that it intends to offer and sell shares of its common stock in an underwritten public offering, and, in lieu of common stock, Rezolute intends to offer and sell to certain investors pre-funded warrants to purchase shares of its common stock. Concurrently with the public offering and by means of a prospectus supplement and accompanying prospectus, Rezolute is offering to sell shares of its common stock directly to certain institutional investors that are current shareholders, in a registered direct offering.

In connection with the underwritten public offering, Rezolute intends to grant the underwriters a 30-day option to purchase additional shares of its common stock offered at the public offering price, less underwriting discounts and commissions. All of the shares of common stock and pre-funded warrants to be sold in the underwritten public offering and the concurrent registered direct offering are to be sold by Rezolute. Both offerings are subject to market and other conditions, and there can be no assurance as to whether or when the offerings may be completed, or as to the actual size or terms of the offerings but the closing of the underwritten public offering is not contingent upon the closing of the registered direct offering.

Rezolute intends to use the net proceeds from both offerings to fund clinical research and development and for working capital and general corporate purposes.

Oppenheimer & Co. Inc. is acting as the sole bookrunning manager for the underwritten public offering. The registered direct offering is being made without an underwriter, placement agent, broker, or dealer.

The offerings are being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-251498) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on June 23, 2021. The offerings may be made only by means of a prospectus supplement and accompanying prospectus which will be available on the SEC’s website located at http://www.sec.gov. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to the underwritten public offering may be obtained from: Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad St., 26th Floor, New York, NY 10004, by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com.

Before investing in the underwritten public offering, interested parties should read in their entirety the preliminary prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such preliminary prospectus supplement and the accompanying prospectus, which provide more information about the Company and such underwritten public offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Rezolute, Inc.
Rezolute is developing transformative therapies for metabolic diseases related to chronic glucose imbalance. The Company’s lead clinical asset, RZ358, is in Phase 2b development for treatment of congenital hyperinsulinism (HI), a rare pediatric endocrine disorder. The Company is also developing RZ402, an orally available plasma kallikrein inhibitor, for the treatment of diabetic macular edema. For more information, visit www.rezolutebio.com or follow us on Twitter.

Forward-Looking Statements
This release, like many written and oral communications presented by Rezolute and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of Rezolute, are generally identified by use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. These statements include, but are not limited to, the proposed offerings of shares of common stock. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, Rezolute undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. Important factors that may cause such a difference include, but are not limited to, market risks and uncertainties, the satisfaction of customary closing conditions for an offering of securities, and any other factors discussed in Rezolute’s filings with the SEC, including the Risk Factors contained in the Rezolute’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement.

Media and Investor Contact

Argot Partners

rezolute@argotpartners.com

212-600-190